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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                              Domestic Subsidiaries


                                                              State of
Name                                                          Incorporation
----                                                          -------------

A-C Compressor Corporation                                    Delaware
Belvac Production Machinery, Inc.                             Delaware
Chief Automotive Management Systems Inc.                      Delaware
Chief Automotive Systems, Inc.                                Delaware
Delaware Capital Formation, Inc.                              Delaware
Delaware Capital Holdings, Inc.                               Delaware
DovaTech Inc.                                                 Delaware
Dover Elevator Company                                        Delaware
Dover Elevator International, Inc.                            Delaware
Dover Elevator Systems, Inc.                                  Delaware
Dover Europe Corporation                                      Delaware
Dover Industries, Inc.                                        Delaware
Dover Resources, Inc.                                         Delaware
Dover Technology International, Inc.                          Delaware
Dow-Key Microwave, Inc.                                       Delaware
Duncan Industries Parking Control Systems Corp.               Delaware
Everett Charles Technologies                                  Delaware
General Elevator Company, Incorporated                        Maryland
GFS Manufacturing, Inc.                                       Delaware
Hasstech, Inc.                                                Delaware
Hill-Phoenix, Inc.                                            Delaware
K&L Microwave, Inc.                                           Delaware
Light Machines Corporation                                    New Hampshire
Marathon Equipment Company                                    Delaware
Mark Andy, Inc.                                               Missouri
Miami Elevator Company                                        Delaware
Midland Manufacturing, Inc.                                   Delaware
Novacap, Inc.                                                 Delaware
Pathway Bellows, Inc.                                         Delaware
Petro Vend, Inc.                                              Delaware
Phoenix Refrigeration Systems, Inc.                           Georgia
PRC Corporation                                               New Jersey
Randell Manufacturing, Inc.                                   Delaware
Randell Refrigeration, Inc.                                   Delaware
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Randell Warehouse of Arizona, Inc.                            Delaware
Refrigeration Systems, Inc.                                   Delaware
Revod Corporation                                             Delaware
Robohand, Inc.                                                Delaware
Sargent Industries, Inc.                                      Delaware
Security Elevator Company                                     Delaware
Sound Elevator Company                                        Delaware
Stark Manufacturing, Inc.                                     Delaware
Texas Hydraulics, Inc.                                        Delaware
The Heil Company                                              Delaware
The Wittemann Company, Inc.                                   Delaware
Tipper Tie, Inc.                                              Delaware
TNI, Inc.                                                     Delaware
Tranter, Inc.                                                 Michigan
Universal Instruments Corporation                             Delaware
Vectron Laboratories, Inc.                                    Delaware
Vectron Technologies, Inc.                                    Delaware
Waukesha Bearings Corp.                                       Wisconsin
Weldcraft Products, Inc.                                      Delaware

                              Foreign Subsidiaries


Name                                                       Jurisdiction
----                                                       ------------
A-C Compressor Canada                                      Canada
Allgemeine Aufzugswartung GmbH                             Germany
Bath Scientific Limited                                    United Kingdom
Chief Automotive Limited                                   United Kingdom
Chief Automotive Systems Canada, Inc.                      Canada
Christian Hein GmbH                                        Germany
Copco A. G.                                                Switzerland
De-Sta-Co (Asia) Company, Limited                          Thailand
De-Sta-Co Metallerzeugnisse  GmbH                          Germany
DEK GmbH                                                   Germany
DEK Japan Limited                                          Japan
DEK Printing Machines Ltd.                                 United Kingdom
Dover Corporation (Canada) Limited                         Canada
Dover Europe Aufzug GmbH                                   Germany
Dover Exports, Ltd.                                        Barbados
Dover International, B.V.                                  Netherlands
Dover UK Finance Limited                                   United Kingdom
Dover UK Finance Services Limited                          United Kingdom
Dover UK Holdings Limited                                  United Kingdom
DTI-ARB, Inc.                                              Canada
European Lift Engineering GmbH                             Germany
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Grapas Nacionales de Mexico C.V. de S.A.                   Mexico
Hammond & Champness, Limited                               United Kingdom
Hammond Engineering, Ltd.                                  United Kingdom
Heat Transfer Technology S.A. (HTT)                        Switzerland
I.S.T. Molchtecknik GmbH                                   Germany
Imaje, S.A.                                                France
Koolrad Design & Manufacturing Co., Inc.                   Canada
Marte S. R. L.                                             Italy
Petro Vend Europe Inc.                                     United Kingdom
Petro Vend of Canada, Inc.                                 Canada
Petro Vend, Inc.                                           Poland
ReHeat A.B.                                                Sweden
ReHeat N.V.                                                Belgium
Sincotron - Nordic                                         Sweden
Sincotron AB                                               Sweden
Soltec Group B.V.                                          Netherlands
Soltec International, B.V.                                 Netherlands
Swep A.G.                                                  Switzerland
Technopack ewald hagedoen Nederland b.v                    Netherlands
Tipper Tie (UK) Limited                                    United Kingdom
Tipper Tie Verschlusstechnik Deutchland, Gmbh              Germany
Tipper Tie-Technopack GmbH                                 Germany
Unibras A.G.                                               Switzerland
Universal Hong Kong                                        Hong Kong
Universal Instruments (Electronics) Ltd.                   United Kingdom
Universal Instruments (Malaysia) Sdn Bhd                   Malaysia
Universal Instruments Corporation
   (Singapore) Pte. Ltd.                                   Singapore
Universal Instruments GmbH                                 Germany
Universal Instruments Korea Limited                        Korea
Universal Instruments S.a.r.l.                             France
Universal Electronics Systems                              Taiwan
Universal Instruments de Mexico                            Mexico
Universal Instruments Corp. Svenska                        Sweden
Universal Instruments Nordic AS                            Norway